UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

The Hillman Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10590 Hamilton Avenue

Cincinnati, Ohio 45231-1764

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2011 (the “Closing Date”), in connection with the closing of the previously announced acquisition of TAGWORKS, L.L.C. (“TagWorks”) by The Hillman Group, Inc. (“Hillman Group”), a subsidiary of The Hillman Companies, Inc. (the “Company”), The Hillman Group closed its previously announced offering of $50 million aggregate principal amount of 10.875% Senior Notes due 2018 (the “Notes”). The Hillman Group previously issued $150 million aggregate principal amount of its 10.875% Senior Notes due 2018 in May 2010 (the “Existing Notes”). The Notes were issued at 109.250%, representing a yield to maturity of 9.092%. The Hillman Group used the net proceeds from the offering of the Notes to fund the closing purchase price of the acquisition of TagWorks (the “TagWorks Acquisition”), to repay a portion of the indebtedness under its revolving credit facility and to pay related fees, expenses and other related payments. For more information regarding the closing of the TagWorks Acquisition, see the disclosure in Item 8.01 below.

Note Purchase Agreement

In connection with the Notes offering, Hillman Group and the Company, Hillman Investment Company, All Points Industries, Inc., SunSub C Inc. and Serv-A-Lite Products, Inc. (collectively, the “Note Guarantors”) entered into a Purchase Agreement, dated March 11, 2011, between Hillman Group, the Note Guarantors and the Initial Purchasers (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Initial Purchasers agreed to purchase, and Hillman Group agreed to sell, the Notes, which the Initial Purchasers re-sold in an offering exempt from registration under the Securities Act of 1933, as amended. The Note Purchase Agreement contains warranties, covenants and closing conditions that are customary for transactions of this type. In addition, The Hillman Group and the Note Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities arising from the transactions under the Note Purchase Agreement, including liabilities under the federal securities laws. The Note Purchase Agreement also contains customary contribution provisions.

The Initial Purchasers and their affiliates from time to time have provided or in the future may provide various investment and commercial banking and financial advisory services to the Company and its affiliates and subsidiaries, for which they have received customary fees and commissions and they expect to provide these services to the Company and its affiliates in the future, for which they expect to receive customary fees and commissions. In addition, affiliates of certain of the Initial Purchasers are lenders or agents under the Company’s $320 million senior secured first lien credit facility, consisting of a $290 million term loan and a $30 million revolving credit facility.

This summary does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which will be filed as an exhibit to the Company’s next annual report on Form 10-K. Interested parties should read these documents in their entirety.

10.875% Senior Notes due 2018

On the Closing Date, The Hillman Group issued $50 million in aggregate principal amount of the Notes. The Notes were issued pursuant to an Indenture, dated as of May 28, 2010, as amended and supplemented by the first supplemental indenture thereto dated as of December 29, 2010 (as so supplemented, the “Indenture”), by and among (i) The Hillman Group, (ii) the Note Guarantors and (iii) Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Hillman Group previously issued $150 million aggregate principal amount of its 10.875% Senior Notes due 2018 under the Indenture in May 2010. The Note Guarantors have issued guarantees (collectively, the “Guarantees”) of Hillman Group’s obligations under the Notes and the Indenture on a senior unsecured basis.

The Notes constitute part of a single class of securities together with the Existing Notes and have the same terms as the Existing Notes.

The holders of the Notes and the Note Guarantees will have certain registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date, by and among The Hillman Group, the Note Guarantors and the Initial Purchasers. Certain terms and conditions of Registration Rights Agreement are as follows:

Exchange Offer and Registration Rights. Pursuant to the Registration Rights Agreement, Hillman Group is obligated to file with the Securities and Exchange Commission (the “SEC”), within 180 days of the Closing Date, a registration statement enabling holders of the Notes to exchange the privately placed Notes for publicly registered notes with substantially identical terms and to use all commercially reasonable efforts to have such registration statement declared effective within 270 days of the Closing Date. In addition, under certain circumstances, Hillman Group is obligated to use its commercially reasonable efforts to file and cause to become effective a shelf registration statement covering the resale of the Notes. Hillman Group will pay special interest on the Notes if it does not comply with certain of its obligations under the Registration Rights Agreement.

This summary does not purport to be complete and is qualified in its entirety by reference to the Notes, the Indenture and the Registration Rights Agreement. The Indenture, as entered into on May 28, 2010, was filed an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2010. The Registration Rights Agreement will be filed as an exhibit to the Company’s next annual report on Form 10-K. Interested parties should read these documents in their entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Notes offering is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Closing of the TagWorks Acquisition

On March 16, 2011, Hillman Group completed the TagWorks Acquisition for an initial purchase price of approximately $40 million in cash. As a result of the TagWorks Acquisition, TagWorks became a wholly owned subsidiary of The Hillman Group.

In conjunction with the TagWorks Acquisition, Hillman Group entered into a 17 year Development Alliance Agreement, dated March 10, 2011, with KeyWorks-KeyExpress, LLC, a company affiliated with TagWorks, and the persons identified as members on the signature pages thereto, to assign its patent-pending retail key program technology to The Hillman Group.

A copy of the press release announcing the closing of the TagWorks Acquisition and the related offering of the Notes is attached as Exhibit 99.1 hereto.

Notes Offering Press Release

On March 11, 2011, Hillman Group issued a press release announcing the pricing of its previously announced senior notes offering. A copy of such press release is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated March 16, 2011.

99.2	Press Release dated March 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2011	THE HILLMAN COMPANIES, INC.

/s/ James P. Waters
James P. Waters
Chief Financial Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated March 16, 2011.

99.2	Press Release dated March 11, 2011.